  Exhibit 99.1

SANUWAVE HEALTH REPORTS THIRD QUARTER 2019 FINANCIAL RESULTS

EXPECTS FOURTH QUARTER REVENUE TO EXCEED ONE MILLION DOLLARS

SUWANEE, GA, November 15, 2019 - SANUWAVE Health, Inc. (OTCQB: SNWV) reported financial results for the three and nine months ended September 30, 2019 with the SEC on Thursday, November 14, 2019. The Company will also host a conference call today, November 15, 2019, at 9:00 a.m. Eastern Time.

Highlights from the third quarter and last few weeks:

●
Expect Q4 revenue to exceed $1million, due to the Brazil deal, Strong International orders, and domestic procedural revenue commencing.

●
Placed 58 dermaPACE® Systems in the United States in total by the end of the third quarter and have achieved 70 placed by the end of October. On track to reach 85 by end of November and 110 by year end. We plan to place at least 300 in 2020.

●
Presented abstracts, symposium, and posters at four conferences in third quarter; DFCon, SAWC, AAWC Sacramento and Wounds Canada. Our global partners also participated in three conferences.

●
Over 200 patients treated and over 1,500 treatments performed.

●
Over 200 clinicians certified to use and treat with dermaPACE System.

●
Successful completion of Medical Device Single Audit Program (MDSAP) and Korean Ministry of Food and Drug Safety (MFDS).

●
Attendance at Global Diabetic Foot Course (GDFC) in Muscat, Oman with our partners in the region, Taiba Healthcare and MenaCare.

●
Signing of a term sheet for a Brazilian joint venture for the dermaPACE System with IDIC Group of São Paulo, Brazil. Fees for partnership are $600,000 with cash payments already occurring.

●
Signing of a distribution partnership agreement with Ametus Group for the commercialization of the dermaPACE System.

“SANUWAVE’s focus during 2019 remains placing devices with qualified clinicians in fifteen target states. We have added some significant talent in 2019 with new employees joining us from very well established wound companies and medical backgrounds. The buzz around our device and product is growing through our expanded presence at tradeshows, addition of new hires, published articles, increased social media footprint, but most importantly through word of mouth from professionals to each other about how great and successful the device is in treating DFU’s. Third quarter was one of our busier quarters on record for activity and the team performed extremely well. We also began to refine our processes from learnings in the field. The refinement in implementation and support and sales cycles will help improve our efficiency and customer interactions as we move forward. Through these process improvements we are comfortable that we will achieve our placement goals for 2019. Added to this comfort is the recently announced agreement with Ametus Group to help support and accelerate our growth in 2019, 2020 and beyond. The playbook we are following is the same playbook used by many successful medical device companies. The fourth quarter will begin the revenue trends from all the hard work as we begin recognizing revenue from these placements. We are confident we will exceed one million dollars in revenue in the fourth quarter driven by Brazil, other international partners and dermaPACE procedural revenue. We are still working with our auditing firm to determine how much of the initial procedural revenue will be recognized in Q4, and we will discuss this more on the year end call,” stated Kevin Richardson, CEO.

SANUWAVE President, Shri Parikh added, “The 300 qualified customer leads from the past four wound care conferences and ongoing payments of reimbursement claims activity continue to validate the cost efficiency of SANUWAVE’s dermaPACE technology on the treatment of DFUs and the cost avoidance of amputation. Commercializing this only FDA cleared shockwave technology, with our new and growing sales and clinical professionals experienced in wound care together with clinicians that are deeply committed to driving positive change in today’s healthcare ecosystem is highly rewarding.”

Goals for 2019 and update on progress

●
110 dermaPACE system placements and 300 certified users

●
58 at end of Q3, 85 by end of November, and 110 by year end

●
200 certified users on track for over 300 by year end

●
Finish with at least 10 million covered lives for insurance reimbursement

●
Launch 2-3 domestic clinical studies. On track with 2 perfusion studies and dosage study under way

●
Add 3-4 new countries. On track to exceed this goal.

●
Add additional advisors to our scientific board. On track for additions in second half

●
Add other key senior management positions. Continuous process with success to date.

This year sets the stage for SANUWAVE to shift from a clinical research company to a rapidly growing commercialization company.  The process involves placing devices, training clinicians, gaining reimbursement, and supporting the infrastructure with more clinical research, published articles, and case studies.  The method will allow SANUWAVE to achieve the goal of delivering a dermaPACE System anywhere and everywhere a DFU is treated.  This allows SANUWAVE to accomplish the vision of providing a positive impact on life and the environment, one shock at a time.

We are well on our way of achieving our stated goals for 2019 which will allow for rapid revenue growth in 2020 and beyond. Our stated long term goal is to reach 2,000 placed devices and $100 million in Revenue in three to four years. To accomplish this long term goal, we establish yearly goals and objectives by which investors can measure managements performance. 2019 is on track to meet or exceed our objectives for the year. SANUWAVE will release their goals for 2020 in early 2020, but plan to have at least 300 devices placed during 2020 as part of those goals.

Third Quarter Financial Results

Revenues for the three months ended September 30, 2019 were $197,640, compared to $595,789 for the same period in 2018, a decrease of $398,149, or 67%. Revenue resulted primarily from sales in Europe and Asia/Pacific of our orthoPACE devices and related applicators. The decrease in revenue for 2019 was primarily due to a return of sales of devices and applicators as a result of the termination of distribution deal with Johnfk Medical Inc. (“FKS”), lower sales of refurbished applicators and lower upfront international distribution fees, as compared to the prior year. This is partially offset by device sales in Asia/Pacific. Although procedures occurred in the third quarter, we did not begin to bill and receive payments from vendors until the fourth quarter.

Operating expenses for the three months ended September 30, 2019 were $2,460,372, compared to $3,082,551 for the same period in 2018, a decrease of $622,179, or 20%. Research and development expenses decreased by $322,249. The decrease was due to a reclassification of employees and related costs from research and development to general and administrative in 2019 and lower stock based compensation expense as compared to the prior year. This is partially offset by an increase in contracting for temporary services and increased study expenses related to our dosage study in Poland. Selling and marketing expenses increased by $124,818. The increase was due to an increase in hiring of trainers and salespeople, increased travel expenses for placement and training related to the commercialization of dermaPACE and increased participation in domestic tradeshows. General and administrative expenses decreased by $441,377. The decrease was due to a decrease in stock based compensation expense related to options issued in 2018, lease expense related to pay-off of lease agreement for devices in 2018 and lower outside consultant costs. This is partially offset by an increase in salary, bonus and benefits related to new hires in 2019.

Net loss for the three months ended September 30, 2019 was $2,748,018, or ($0.01) per basic and diluted share, compared to a net loss of $825,142, or ($0.01) per basic and diluted share, for the same period in 2018, an increase in the net loss of $1,922,876, or 233%.

Cash and cash equivalents increased by $38,107 for the nine months ended September 30, 2019 and decreased by $657,873 for the nine months ended September 30, 2018. For the nine months ended September 30, 2019 and 2018, net cash used by operating activities was $4,684,611 and $2,271,566, respectively, primarily consisting of compensation costs, dermaPACE commercialization activities and general corporate operations. The increase of $2,413,045 in the use of cash for operating activities for the nine months ended September 30, 2019, as compared to the same period for 2018, was primarily due to the increased accrued operating and payroll related expenses and increased inventory and prepaid expenses in 2019. Net cash used by investing activities for the nine months ended September 30, 2019 and 2018, consisted of purchase of property and equipment of $28,990 and $32,171, respectively. Net cash provided by financing activities for the nine months ended September 30, 2019 was $4,738,556, which consisted of $1,378,142 from the exercise of warrants, $1,215,000 from the issuance of short term notes payable, $90,000 from increase in related party line of credit and $2,055,414 from advances from related parties. Net cash provided by financing activities for the nine months ended September 30, 2018 was $1,663,063, which consisted of $144,000 net from advances from related parties, $38,528 from exercise of warrants, $1,159,785 from the issuance of convertible promissory notes, $184,750 from issuance of short term notes payable and $136,000 net from increase in line of credit, related party.

Conference Call

The Company will also host a conference call on Friday, November 15, 2019, beginning at 9AM Eastern Time to discuss the third quarter financial results, provide a business update and answer questions.

Shareholders and other interested parties can participate in the conference call by dialing 844-602-0380 (U.S.) or 862-298-0970 (international) or via webcast at https://www.investornetwork.com/event/presentation/56798.

A replay of the conference call will be available beginning two hours after its completion through November 29, 2019, by dialing 877-481-4010 (U.S.) or 919-882-2331 and entering PIN #56798 and a replay of the webcast will be available at https://www.investornetwork.com/event/presentation/56798 until February 15, 2020.

About SANUWAVE Health, Inc.

SANUWAVE Health, Inc. (OTCQB:SNWV) (www.SANUWAVE.com) is a shockwave technology company initially focused on the development and commercialization of patented noninvasive, biological response activating devices for the repair and regeneration of skin, musculoskeletal tissue and vascular structures. SANUWAVE’s portfolio of regenerative medicine products and product candidates activate biologic signaling and angiogenic responses, producing new vascularization and microcirculatory improvement, which helps restore the body’s normal healing processes and regeneration. SANUWAVE applies its patented PACE® technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions. Its lead product candidate for the global wound care market, dermaPACE®, is US FDA cleared for the treatment of Diabetic Foot Ulcers.  The device is also CE Marked throughout Europe and has device license approval for the treatment of the skin and subcutaneous soft tissue in Canada, South Korea, Australia and New Zealand. SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved OssaTron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its OssaTron, Evotron® and orthoPACE® devices in Europe, Asia and Asia/Pacific. In addition, there are license/partnership opportunities for SANUWAVE’s shockwave technology for non-medical uses, including energy, water, food and industrial markets.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

For additional information about the Company, visit www.sanuwave.com.

Contact:

Millennium Park Capital LLC

Christopher Wynne

312-724-7845

cwynne@mparkcm.com

SANUWAVE Health, Inc.

Kevin Richardson II

CEO and Chairman of the Board

978-922-2447

investorrelations@sanuwave.com

(FINANCIAL TABLES FOLLOW)

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2019	2018
ASSETS	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$402,656	$364,549
Accounts receivable, net of allowance for doubtful accounts	56,308	234,774
Due from related parties	-	1,228
Inventory	290,936	357,820
Prepaid expenses and other current assets	208,118	125,111
TOTAL CURRENT ASSETS	958,018	1,083,482

PROPERTY AND EQUIPMENT, net	79,300	77,755

RIGHT OF USE ASSETS	576,927	-

OTHER ASSETS	30,058	16,491
TOTAL ASSETS	$1,644,303	$1,177,728

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$1,697,051	$1,592,643
Accrued expenses	816,866	689,280
Accrued employee compensation	1,181,813	340,413
Contract liabilities	61,429	131,797
Lease liability - right of use	227,981	-
Advances from related parties	1,094,765	-
Line of credit, related parties	338,279	883,224
Accrued interest, related parties	1,679,975	1,171,782
Short term notes payable	1,061,408	1,883,163
Convertible promissory notes, net	1,012,458	2,652,377
Notes payable, related parties, net	5,372,743	5,372,743
Warrant liability	-	1,769,669
TOTAL CURRENT LIABILITIES	14,544,768	16,487,091

NON-CURRENT LIABILITIES
Contract liabilities	61,179	46,736
Lease liability - right of use	356,530	-
TOTAL NON-CURRENT LIABILITIES	417,709	46,736
TOTAL LIABILITIES	14,962,477	16,533,827

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
PREFERRED STOCK, par value $0.001, 5,000,000
shares authorized; no shares issued and outstanding	-	-

PREFERRED STOCK, SERIES A CONVERTIBLE, par value $0.001,
6,175 designated; 6,175 shares issued and 0 shares outstanding
in 2019 and 2018	-	-

PREFERRED STOCK, SERIES B CONVERTIBLE, par value $0.001,
293 designated; 293 shares issued and 0 shares outstanding
in 2019 and 2018	-	-

COMMON STOCK, par value $0.001, 350,000,000 shares authorized;
245,768,619 and 155,665,138 issued and outstanding in 2019 and
2018, respectively	245,768	155,665

ADDITIONAL PAID-IN CAPITAL	109,488,657	101,153,882

ACCUMULATED DEFICIT	(123,002,883)	(116,602,778)

ACCUMULATED OTHER COMPREHENSIVE LOSS	(49,716)	(62,868)
TOTAL STOCKHOLDERS' DEFICIT	(13,318,174)	(15,356,099)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,644,303	$1,177,728

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2019	2018	2019	2018

REVENUES
Product	$158,855	$240,759	$444,087	$703,054
License fees	16,250	335,697	189,307	623,570
Other revenue	22,535	19,333	59,185	66,647
TOTAL REVENUES	197,640	595,789	692,579	1,393,271

COST OF REVENUES
Product	91,179	151,624	334,749	413,447
Other	31,744	31,970	67,908	102,256
TOTAL COST OF REVENUES	122,923	183,594	402,657	515,703

GROSS MARGIN	74,717	412,195	289,922	877,568

OPERATING EXPENSES
Research and development	299,903	622,152	867,825	1,339,933
Selling and marketing	335,472	210,654	901,031	268,051
General and administrative	1,802,659	2,244,036	4,746,519	5,163,044
Depreciation	22,338	5,709	40,150	16,733
Loss on sale of property and equipment	-	-	-	3,170
TOTAL OPERATING EXPENSES	2,460,372	3,082,551	6,555,525	6,790,931

OPERATING LOSS	(2,385,655)	(2,670,356)	(6,265,603)	(5,913,363)

OTHER INCOME (EXPENSE)
Gain (loss) on warrant valuation adjustment	-	2,241,008	227,669	428,846
Interest expense	(182,001)	(195,613)	(1,120,440)	(3,486,878)
Interest expense, related party	(175,522)	(199,991)	(508,193)	(583,448)
Gain (loss) on foreign currency exchange	(4,840)	(190)	(13,199)	(15,213)
TOTAL OTHER INCOME (EXPENSE), NET	(362,363)	1,845,214	(1,414,163)	(3,656,693)

NET LOSS	(2,748,018)	(825,142)	(7,679,766)	(9,570,056)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	(14,061)	(6,230)	13,152	(17,199)
TOTAL COMPREHENSIVE LOSS	$(2,762,079)	$(831,372)	$(7,666,614)	$(9,587,255)

LOSS PER SHARE:
Net loss - basic and diluted	$(0.01)	$(0.01)	$(0.04)	$(0.06)

Weighted average shares outstanding - basic and diluted	211,423,362	151,852,757	181,088,995	147,550,321

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
(UNAUDITED)

	Preferred Stock		Common Stock
	Number of		Number of				Accumulated
	Shares		Shares				Other
	Issued and		Issued and		Additional Paid-	Accumulated	Comprehensive
	Outstanding	Par Value	Outstanding	Par Value	in Capital	Deficit	Loss	Total

Balances as of January 1, 2018	-	$-	139,300,122	$139,300	$94,995,040	$(104,971,384)	$(43,783)	$(9,880,827)
Net loss	-	-	-	-	-	(5,856,655)	-	(5,856,655)
Cashless warrant exercises	-	-	1,023,130	1,023	117,815	-	-	118,838
Proceeds from warrant exercise	-	-	175,666	176	13,352	-	-	13,528
Shares issued for services	-	-	551,632	552	78,448	-	-	79,000
Warrants issued with convertible promissory notes	-	-	-	-	808,458	-	-	808,458
Beneficial conversion feature on convertible promissory notes	-	-	-	-	709,827	-	-	709,827
Warrants issued with promissory note	-	-	-	-	36,104	-	-	36,104
Beneficial conversion feature on promissory notes	-	-	-	-	35,396	-	-	35,396
Foreign currency translation adjustment	-	-	-	-	-	-	935	935

Balances as of March 31, 2018	-	$-	141,050,550	$141,051	$96,794,440	$(110,828,039)	$(42,848)	$(13,935,396)
Net loss	-	-	-	-	-	(2,888,259)	-	(2,888,259)
Warrant exercises	-	-	227,273	227	24,773	-	-	25,000
Cashless warrant exercises	-	-	4,606,675	4,607	(4,607)	-	-	-
Shares issued for services	-	-	71,532	71	27,429	-	-	27,500
Warrants issued for services	-	-	-	-	737,457	-	-	737,457
Conversion of promissory notes	-	-	5,896,727	5,897	642,743	-	-	648,640
Stock-based compensation	-	-	-	-	836,796	-	-	836,796
Foreign currency translation adjustment	-	-	-	-	-	-	(11,904)	(11,904)

Balances as of June 30, 2018	-	$-	151,852,757	$151,853	$99,059,031	$(113,716,298)	$(54,752)	$(14,560,166)
Net loss	-	-	-	-	-	(2,966,150)	-	(2,966,150)
Cashless warrant exercises	-	-	653,859	654	(654)	-	-	-
Conversion of promissory notes	-	-	2,600,511	2,600	283,456	-	-	286,056
Stock-based compensation	-	-	-	-	1,637,700	-	-	1,637,700
Foreign currency translation adjustment	-	-	-	-	-	-	(6,230)	(6,230)

Balances as of September 30, 2018	-	$-	155,107,127	$155,107	$100,979,533	$(116,682,448)	$(60,982)	$(15,608,790)

	Preferred Stock		Common Stock
	Number of		Number of
	Shares Issued		Shares Issued		Additional Paid-	Accumulated	Accumulated Other
	and Outstanding	Par Value	and Outstanding	Par Value	in Capital	Deficit	Comprehensive Loss	Total
Balances as of January 1, 2019	-	-	155,665,138	155,665	101,153,882	(116,602,778)	(62,868)	(15,356,099)
Net loss	-	-	-	-	-	(2,197,317)	-	(2,197,317)
Cashless warrant exercises	-	-	704,108	704	(704)	-	-	-
Proceeds from warrant exercise	-	-	620,000	620	52,580	-	-	53,200
Other warrant exercise	-	-	3,333,334	3,334	263,333	-	-	266,667
Reclassification of warrant liability to equity	-	-	-	-	262,339	1,279,661	-	1,542,000
Foreign currency translation adjustment	-	-	-	-	-	-	(2,398)	(2,398)

Balances as of March 31, 2019	-	$-	160,322,580	$160,323	$101,731,430	$(117,520,434)	$(65,266)	$(15,693,947)
Net loss	-	-	-	-	-	(2,734,431)	-	(2,734,431)
Cashless warrant exercises	-	-	2,997,375	2,997	13,003	-	-	16,000
Proceeds from warrant exercise	-	-	17,051,769	17,052	1,333,005	-	-	1,350,057
Other warrant exercise	-	-	5,804,167	5,804	451,697	-	-	457,501
Conversion of line of credit, related parties to equity	-	-	2,475,000	2,475	177,525	-	-	180,000
Stock-based compensation	-	-	-	-	31,758	-	-	31,758
Warrants issued for consulting services	-	-	-	-	36,067	-	-	36,067
Foreign currency translation adjustment	-	-	-	-	-	-	1,489	1,489

Balances as of June 30, 2019	-	$-	188,650,891	$188,651	$103,774,485	$(120,254,865)	$(63,777)	$(16,355,506)
Net loss	-	-	-	-	-	(2,748,018)	-	(2,748,018)
Cashless warrant exercises	-	-	1,710,674	1,711	18,289	-	-	20,000
Proceeds from warrant exercise	-	-	10,506,593	10,506	961,528	-	-	972,034
Other warrant exercise	-	-	40,355,006	40,355	4,014,500	-	-	4,054,855
Conversion of line of credit, related parties to equity	-	-	4,545,455	4,545	495,455	-	-	500,000
Stock-based compensation	-	-	-	-	224,400	-	-	224,400
Foreign currency translation adjustment	-	-	-	-	-	-	14,061	14,061

Balances as of September 30, 2019	-	$-	245,768,619	$245,768	$109,488,657	$(123,002,883)	$(49,716)	$(13,318,174)

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended	Nine Months Ended
	September 30,	September 30,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,679,766)	$(9,570,056)
Adjustments to reconcile loss from operations
to net cash used by operating activities
Depreciation	40,150	16,733
Change in allowance for doubtful accounts	(18,835)	(49,847)
Stock-based compensation	256,158	2,474,496
Warrants issued for consulting services	36,067	737,457
Waived proceeds from warrant exercise	36,000	-
Stock issued for consulting services	-	106,500
Loss (gain) on warrant valuation adjustment	(227,669)	(428,846)
Accrued interest	1,139,904	280,975
Interest payable, related parties	508,193	319,237
Amortization of debt issuance costs	-	2,767,361
Amortization of debt discount	-	112,984
Loss on sale of fixed assets	-	3,170
Amortization of operating lease	(14,634)	-
Changes in operating assets and liabilities
Accounts receivable - trade	197,301	49,661
Inventory	66,884	(9,441)
Prepaid expenses	(83,007)	(76,871)
Due from related parties	1,228	-
Other assets	(13,567)	(3,901)
Accounts payable	118,908	184,442
Accrued expenses	127,586	72,483
Accrued employee compensation	863,400	362,823
Operating leases	9,513	-
Contract liabilties	(48,425)	379,074
NET CASH USED BY OPERATING ACTIVITIES	(4,684,611)	(2,271,566)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(28,990)	(32,171)
NET CASH USED BY INVESTING ACTIVITIES	(28,990)	(32,171)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related parties	2,055,414	156,000
Proceeds from warrant exercise	1,378,142	38,528
Proceeds from short term note	1,215,000	184,750
Proceeds from line of credit, related party	90,000	280,500
Proceeds from convertible promissory notes, net	-	1,159,785
Proceeds from note payable, product	-	96,708
Payment on line of credit, related party	-	(144,500)
Payments on note payable, product	-	(96,708)
Payments on advances from related parties	-	(12,000)
NET CASH PROVIDED BY FINANCING ACTIVITIES	4,738,556	1,663,063

EFFECT OF EXCHANGE RATES ON CASH	13,152	(17,199)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	38,107	(657,873)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	364,549	730,184
CASH AND CASH EQUIVALENTS, END OF PERIOD	$402,656	$72,311

NON-CASH INVESTING AND FINANCING ACTIVITIES

Other warrant exercise	$924,649	$-

Conversion of line of credit, related party to equity	$680,000	$-

Conversion of short term notes payable to equity	$2,860,769	$-

Conversion of convertible promissory notes to equity	$1,918,254	$-

Reclassification of warrant liability to equity	$1,542,000	$-

Advances from related and unrelated parties converted to Convertible promissory note	$-	$310,000

Accounts payable and Accrued employee compensation converted to convertible promissory notes	$-	$120,000

Accounts payable and Accrued employee compensation converted to equity	$36,500	$-

Beneficial conversion feature on convertible debt	$-	$745,223

Warrants issued with debt	$-	$844,562

The accompanying notes to condensed consolidated financial  statements are an integral part of these statements.